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                                                                  Exhibit 99.1

                                REVOCABLE PROXY

                        MIDWEST FEDERAL FINANCIAL CORP.
                               1159 Eighth Street
                           Baraboo, Wisconsin  53913

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                       OF MIDWEST FEDERAL FINANCIAL CORP.

     The undersigned hereby appoints David M. Gunderson and Dr. James D. Mathers, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of stock of Midwest Federal Financial Corp. ("Midwest") held of record by the undersigned on February 17, 1998 at the Special Meeting of shareholders of Midwest to be held on March 25, 1998 and at all adjournments thereof.


The Board of Directors Recommends a Vote "FOR" the following Proposals:

  (1) To approve and adopt the Agreement and Plan of Reorganization, dated as of November 11, 1997, and as amended (the "Merger Agreement"), among AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), MF Acquisition Corp., a Wisconsin corporation and a wholly- owned subsidiary of AMCORE ("Newco"), and Midwest, and the related Plan of Merger, dated as of November 11, 1997 (the "Plan of Merger"), between Newco and Midwest, and the transactions contemplated thereby, as more fully described in the accompanying Midwest Proxy Statement and AMCORE Prospectus.




[  ] FOR approval         [  ] AGAINST              [  ] ABSTAIN from
and adoption of the       approval and              vote on the Merger
Merger Agreement          adoption of the           Agreement and the
and the Plan of           Merger Agreement          Plan of Merger
Merger                    and the Plan of
                          Merger


  (2) To adjourn the Special Meeting in the event that Midwest's management shall determine that such adjournment is in the best interest of Midwest and its shareholders, as more fully described in the accompanying Midwest Proxy Statement and AMCORE Prospectus, which would include adjourning the Special Meeting to enable management to solicit additional proxies which may be necessary to ensure approval of the Merger Agreement and the Plan of Merger.



[  ] FOR                [  ]    AGAINST            [  ]   ABSTAIN





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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTIONS ARE MADE FOR A PROPOSAL, THIS PROXY WILL BE VOTED FOR THAT PROPOSAL.


Dated: __________________, 1998
                                        _______________________________
                                        Signature

                                        _______________________________
                                        Signature, if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When executed by a corporation, the proxy should be signed by a duly authorized officer, including title as such. If a partnership, please sign in partnership name by an authorized person.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.